Exhibit d.(1)




                                  SPECIMEN

                                COMMON STOCK
                               PAR VALUE $.01


               THE BLACKROCK MUNICIPAL TARGET TERM TRUST INC.

                        INCORPORATED UNDER THE LAWS
                          OF THE STATE OF MARYLAND

             THIS CERTIFICATE IS TRANSFERABLE CUSIP 092514 10 8
                      IN BOSTON, MA OR IN NEW YORK, NY



 THIS CERTIFIES THAT                   IS THE OWNER OF
                                              FULL PAID AND NON-ASSESSABLE
 SHARES OF THE COMMON STOCK The BlackRock Municipal Target Term Trust Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be subject to all of the provisions of the Articles of Incorporation and By-Laws of the Corporation, each as from time to time amended, to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

      Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized offices.

  Dated:
                             /s/________________________
                                Secretary

                          By /s/_______________________
                                President



                       THE BLACKROCK MUNICIPAL TARGET
                              TERM TRUST INC.



      The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, limitations, or restrictions of such preferences and/or rights. The Corporation will also furnish without charge to each stockholder who so requests a description of the authority of the Corporation's board of directors to set the relative rights and preferences of unissued series of the Corporation's capital stock. Such requests may be made to the Corporation or the transfer agent.

      The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

      TEN COM -- as tenants in common

      UNIF GIFT MIN ACT--_____Custodian______

      TEN ENT--as tenants by the entireties (Cust) (Minor)

      JT TEN--as joint tenants with rights under Uniform Gifts of survivorship and not as to Minors Act ______ tenants in common (State)

      Additional abbreviations may also be used though not in the above list.

      For value received ____________ hereby sell, assign and transfer unto. Please insert social security or other identifying number of assignee _____.



                           /  / ______________________________________


                           ____________________________________________
                               (Please Print or Typewrite Name and Address,
                               Including Zip Code of Assignee)


 ___________ shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint
 _______________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.


 Dated: _____________


 NOTICE: The Signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement or any change whatever.